                                                                Exhibit 4.11

  ---------------------------------------------------------------------------


                          FIRST SUPPLEMENTAL INDENTURE

                                     between

                             THE LACLEDE GROUP, INC.

                                       and

                              THE BANK OF NEW YORK


                          Dated as of           , 2002
                                      ----------

  ---------------------------------------------------------------------------

                                           TABLE OF CONTENTS
ARTICLE I.    DEFINITIONS...........................................................................2

         SECTION 1.1   Definition of Terms..........................................................2

ARTICLE II.   GENERAL TERMS AND CONDITIONS..........................................................3

         SECTION 2.1   Designation and Principal Amount.............................................3
         SECTION 2.2   Maturity.....................................................................3
         SECTION 2.3   Form and Payment.............................................................3
         SECTION 2.4   Global Debenture.............................................................3
         SECTION 2.5   Interest.....................................................................4

ARTICLE III.  REDEMPTION OF THE DEBENTURES..........................................................5

         SECTION 3.1   Special Event Redemption.....................................................5
         SECTION 3.2   Optional Redemption by Issuer................................................6
         SECTION 3.3   No Sinking Fund..............................................................6

ARTICLE IV.   EXTENSION OF INTEREST PAYMENT PERIOD..................................................6

         SECTION 4.1   Extension of Interest Payment Period.........................................6
         SECTION 4.2   Notice of Extension..........................................................7

ARTICLE V.    EXPENSES..............................................................................7

         SECTION 5.1   Payment of Expenses..........................................................7
         SECTION 5.2   Payment Upon Resignation or Removal..........................................8

ARTICLE VI.   SUBORDINATION.........................................................................8

         SECTION 6.1   Agreement to Subordinate.....................................................8

ARTICLE VII.  COVENANT TO LIST ON EXCHANGE..........................................................8

         SECTION 7.1   Listing on an Exchange.......................................................8

ARTICLE VIII. FORM OF DEBENTURES....................................................................8

         SECTION 8.1   Form of Debenture............................................................8

ARTICLE IX.   ORIGINAL ISSUE OF DEBENTURES.........................................................13

         SECTION 9.1   Original Issue of Debentures................................................13

ARTICLE X.    MISCELLANEOUS........................................................................13

         SECTION 10.1  Provisions of Indenture for the Sole Benefit of Parties and Holders
                           of Trust Securities Notwithstanding.....................................13
         SECTION 10.2  Ratification of Indenture...................................................13
         SECTION 10.3  Trustee Not Responsible for Recitals........................................14
         SECTION 10.4  Governing Law...............................................................14
         SECTION 10.5  Separability................................................................14
         SECTION 10.6  Counterparts................................................................14

         FIRST SUPPLEMENTAL INDENTURE, dated as of             , 2002, (the
                                                   ------------
"First Supplemental Indenture"), between The Laclede Group, Inc., a Missouri Corporation (the "Issuer"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee") under the Indenture dated as of
            , 2002 between the Issuer and the Trustee (the "Indenture").
------------

         WHEREAS, the Issuer executed and delivered the Indenture to the Trustee to provide for the future issuance of the Issuer's Securities to be issued from time to time in one or more series as might be determined by the Issuer under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture; and

         WHEREAS, Section 2.3 of the Indenture permits the terms of any series of Securities to be established in an indenture supplemental to the Indenture; and

         WHEREAS, Section 8.1 of the Indenture provides that a supplemental indenture may be entered into without the consent of any Holders of Securities to supplement certain provisions of the Indenture; and

         WHEREAS, Section 8.1(e) of the Indenture provides that a supplemental indenture may be entered into by the Issuer and the Trustee without the consent of any Holders of the Securities to establish the form and terms of the Securities of any series; and

         WHEREAS, pursuant to the terms of the Indenture, the Issuer desires to provide for the establishment of a new series of its Securities to be
known as its     % Subordinated Deferrable Interest Debentures due
             ----
            , 20   (the "Debentures"), the form and substance of such
------------    --
Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture; and

         WHEREAS, Laclede Capital Trust I, a Delaware statutory business
trust (the "Trust"), has offered to the public $           million aggregate
                                                ----------
liquidation amount of its     % Trust Originated Preferred Securities (the
                          ----
"Preferred Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the
Issuer of $           aggregate liquidation amount of its     % Trust
           ----------                                     ----
Originated Common Securities (together with the Preferred Securities, the
"Trust Securities"), in $           aggregate principal amount of the
                         ----------
Debentures; and

         WHEREAS, the Issuer wishes to supplement Section 13.2 of the Indenture with respect to the Debentures and the Preferred Securities; and

         WHEREAS, the Issuer has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Issuer and authenticated and delivered by the Trustee, the valid obligations of the Issuer, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

         NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Issuer covenants and agrees with the Trustee as follows:

                             ARTICLE I. DEFINITIONS

SECTION 1.1 Definition of Terms

Unless the context otherwise requires:

         (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

         (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

         (c)    the singular includes the plural and vice versa;

         (d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

         (e) headings are for convenience of reference only and do not affect interpretation;

         (f)    the following terms have the meanings given to them in the
Declaration:

                (i)      Clearing Agency;
                (ii)     Delaware Trustee;
                (iii)    Redemption Tax Opinion;
                (iv)     No Recognition Opinion;
                (v)      Preferred Security Certificate;
                (vi)     Property Trustee;
                (vii)    Regular Trustee;
                (viii)   Special Event;
                (ix)     Tax Event;
                (x)      Underwriting Agreement;
                (xi)     Investment Company Event; and
                (xii)    Distribution;

         (g)    the following terms have the meanings given to them in this
Section 1.1(g):

         "Additional Interest" shall have the meaning set forth in
Section 2.5.

         "Compounded Interest" shall have the meaning set forth in
Section 4.1.

         "Coupon Rate" shall have the meaning set forth in Section 2.5.

         "Declaration" means the Amended and Restated Declaration of Trust of Laclede Capital Trust I, a Delaware statutory business trust, dated as of
            , 2002.
------------

         "Deferred Interest" shall have the meaning set forth in Section 4.1.

         "Dissolution Event" means that, as a result of the occurrence and continuation of a Special Event, the Trust is to be dissolved in accordance with the Declaration, and the Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

         "Extended Interest Payment Period" shall have the meaning set forth in Section 4.1.

         "Global Debenture" shall have the meaning set forth in Section 2.4.

         "Non Book-Entry Preferred Securities" shall have the meaning set forth in Section 2.4.

         "Optional Redemption Price" shall have the meaning set forth in
Section 3.2.

                    ARTICLE II. GENERAL TERMS AND CONDITIONS
                                OF THE DEBENTURES

SECTION 2.1 Designation and Principal Amount

         There is hereby authorized and established a series of unsecured
Securities designated the "    % Subordinated Debentures due           ,
                           ----                              ----------
20  ", limited in aggregate principal amount to $          , (except as
  --                                             ----------
contemplated in Section 2.3(f)(2) of the Indenture).

SECTION 2.2 Maturity

         The Maturity Date of the Debentures is             , 20  .
                                                ------------    --

SECTION 2.3 Form and Payment

         The Debentures shall be issued in fully registered form without interest coupons. Principal and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions, at the office or agency of the Trustee in the Borough of Manhattan, the City of New York; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the Holder at such address as shall appear in the Security Register or by wire transfer to an account maintained by the Holder. Notwithstanding the foregoing, so long as the Holder of any Debentures is the Property Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Interest, if any) on such Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

SECTION 2.4 Global Debenture

         (a)    In connection with a Dissolution Event,

                (i) the Debentures may be presented to the Trustee by the Property Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (a "Global Debenture"), to be registered in the name of the Clearing Agency, or its nominee, and delivered by the Trustee to the Clearing Agency for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees and the Clearing Agency will act as Depositary for the Debentures. The Issuer upon any such presentation, shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Depositary; and

                (ii) if any Preferred Securities are held in non book-entry certificated form, the Debentures may be presented to the Trustee by the Property Trustee and any Preferred Security Certificate that represents Preferred Securities other than Preferred Securities held by the Clearing Agency or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Preferred Security Certificates will be canceled and a Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate canceled, will be executed by the Issuer and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture.

         (b) Except as provided in (c) below, a Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Issuer or to a nominee of such successor Depositary.

         (c) If at any time the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary or if at any time the Depositary for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such condition, as the case may be, the Issuer will execute, and, subject to Section 2.8 of the Indenture, the Trustee, upon written notice from the Issuer, will authenticate and deliver the Debentures in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. In addition, the Issuer may at any time determine that the Debentures shall no longer be represented by a Global Debenture. In such event the Issuer will execute, and subject to
Section 2.8 of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Issuer, will authenticate and deliver the Debentures in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form, in authorized denominations, the Global Debenture shall be canceled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Depositary for delivery to the Persons in whose names such Debentures are so registered.

SECTION 2.5 Interest

         (a)    Each Debenture will bear interest at the rate of     % per
                                                               ----
annum (the "Coupon Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest, at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article IV) quarterly in
arrears on          ,           ,            and           of each year
           ---------  ----------  ----------     ---------
(each, an "Interest Payment Date," commencing on               , 2002, to
                                                 --------------
the Person in
whose name such Debenture or any predecessor Debenture is registered, at the close of business on the regular record date for such interest installment, which, in respect of any Debentures of which the Property Trustee is the Holder or a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if the Preferred Securities are no longer in book-entry only form or, except if the Debentures are held by the Property Trustee, the Debentures are not represented by a Global Debenture, the regular record
date for such interest installment shall be the              day of the
                                                ------------
month in which the applicable Interest Payment Date occurs.

         (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 90-day period. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

         (c) If, at any time while the Property Trustee is the Holder of any Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Issuer will pay as additional interest ("Additional Interest") on the Debentures held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

                    ARTICLE III. REDEMPTION OF THE DEBENTURES

SECTION 3.1 Special Event Redemption

         If (a) a Tax Event has occurred and is continuing and (i) the Issuer has received a Redemption Tax Opinion, or (ii) the Regular Trustees shall have been informed by tax counsel that a No Recognition Opinion cannot be delivered to the Trust; or (b) an Investment Company Event has occurred and is continuing, then, notwithstanding Section 3.2(a) but subject to Section 3.2(b) and Article XI of the Indenture, the Issuer shall have the right upon not less than 30 days' nor more than 60 days' notice to the Holders of the Debentures to redeem the Debentures, in whole or in part, for cash within 90 days following the occurrence of such Special Event (the "90 Day Period") at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Redemption Price"), provided that if at the time there is available to the Issuer or the Trust the opportunity to eliminate, within the 90 Day Period, the Special Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Issuer, the Trust or the Holders of the Trust Securities issued by the Trust, the Issuer shall pursue such Ministerial Action in lieu of redemption, and, provided, further, that the Issuer shall have no right to redeem the Debentures while the Trust is pursuing any Ministerial Action pursuant to its obligations under the Declaration. The Redemption Price shall be paid prior to 12:00 noon, local time, on the date of such redemption or such earlier time as the Issuer determines, and the Issuer shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., local time, on the date such Redemption Price is to be paid.

SECTION 3.2 Optional Redemption by Issuer

         (a) Subject to the provisions of Section 3.2(b) and to the provisions of Article XI of the Indenture, the Issuer shall have the right to redeem the Debentures, in whole or in part, from time to time, on or after
         , 20  , at a redemption price equal to 100% of the principal amount
---------    --
to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 days' nor more than 60 days' notice to the Holder of the Debentures, at the Optional Redemption Price. If the Debentures are only partially redeemed pursuant to this Section 3.2, the Debentures will be redeemed on a pro rata basis provided that if at the time of redemption the Debentures are registered as a Global Debenture, the Depositary shall determine, in accordance with its procedures, the principal amount of such Debentures held by each Holder of Debentures to be redeemed. The Optional Redemption Price shall be paid prior to 12:00 noon, local time, on the date of such redemption or at such earlier time as the Issuer determines and the Issuer shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 10:00 a.m., local time, on the date such Optional Redemption Price is to be paid.

         (b) If a partial redemption of the Debentures would result in the delisting of the Preferred Securities from any national securities exchange or other organization on which the Preferred Securities are then listed, the Issuer shall not be permitted to effect such partial redemption and may only redeem the Debentures in whole.

SECTION 3.3 No Sinking Fund

         The Debentures are not entitled to the benefit of any sinking fund.

                ARTICLE IV. EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1 Extension of Interest Payment Period

         The Issuer shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarters (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Issuer shall pay all interest accrued and unpaid on the Debentures, including any Additional Interest and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders of the Debentures in whose names the Debentures are registered in the Security Register on the first record date after the end of the Extended Interest Payment Period. Prior to the termination of any Extended Interest Payment Period, the Issuer may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Issuer may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Issuer may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

         The limitations set forth in Section 3.5 of the Indenture shall apply during any Extended Interest Payment Period.

SECTION 4.2 Notice of Extension

         (a) If the Property Trustee is the only registered Holder of the Debentures at the time the Issuer elects an Extended Interest Payment Period, the Issuer shall give written notice to the Regular Trustees, the Property Trustee and the Trustee of its election of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities, but in any event at least one Business Day before such record date.

         (b) If the Property Trustee is not the only Holder of the Debentures at the time the Issuer elects an Extended Interest Payment Period, the Issuer shall give the Holders of the Debentures and the Trustee written notice of its election of such Extended Interest Payment Period ten Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Issuer is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Debentures, but in any event at least 2 Business Days before such record date.

         (c)    The quarter in which any notice is given pursuant to paragraph
(a) or (b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under
Section 4.1.

                               ARTICLE V. EXPENSES

SECTION 5.1 Payment of Expenses

         In connection with the offering, sale and issuance of the Debentures to the Property Trustee and in connection with the sale of the Trust Securities by the Trust, the Issuer, in its capacity as borrower with respect to the Debentures, shall:

         (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the underwriters payable pursuant to the Underwriting Agreement and the Pricing Agreements, and compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.6 of the Indenture;

         (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

         (c) be primarily liable for any indemnification obligations arising with respect to the Declaration; and

         (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

SECTION 5.2 Payment Upon Resignation or Removal

         Upon termination of this First Supplemental Indenture or the Indenture or the removal or resignation of the Trustee pursuant to Section
6.10 of the Indenture, the Issuer shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 5.6 of the Declaration, the Issuer shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.

                            ARTICLE VI. SUBORDINATION

SECTION 6.1 Agreement to Subordinate

         The Issuer covenants and agrees, and each Holder of Debentures issued hereunder, by such Holder's acceptance thereof likewise covenants and agrees, that pursuant to Section 2.3(f)(9) of the Indenture all Debentures shall be issued as Subordinated Securities subject to the provisions of
Article XII of the Indenture and this Article VI; and each Holder of a Debenture by its acceptance thereof accepts and agrees to be bound by such provisions.

                    ARTICLE VII. COVENANT TO LIST ON EXCHANGE

SECTION 7.1 Listing on an Exchange

         In connection with the distribution of the Debentures to the holders of the Preferred Securities upon a Dissolution Event, the Issuer will use its best efforts to list such Debentures on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

                        ARTICLE VIII. FORM OF DEBENTURES

SECTION 8.1 Form of Debenture

         The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms and the Debentures shall have such additional terms as may be set forth in such form:

                           (FORM OF FACE OF DEBENTURE)

         [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

         Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to
           , ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
-----------
BY A PERSON IS WRONGFUL since the registered owner hereof,           , has
                                                           ----------
an interest herein.]

No.

         $

CUSIP NO.

                             THE LACLEDE GROUP, INC.

                  % SUBORDINATED DEFERRABLE INTEREST DEBENTURES DUE
              ----

         The Laclede Group, Inc., a Missouri corporation (the "Issuer", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York, not in its individual capacity, but solely as Property Trustee of Laclede Capital Trust I, or registered assigns, the principal sum
of                                         Dollars ($          ) on
   ---------------------------------------           ----------
          , 20  , and to pay interest on said principal sum from           ,
----------    --                                                 ----------
2002 quarterly (subject to deferral as set forth herein) in arrears
on            ,             ,              and              of each year
   -----------  ------------  ------------     ------------
(each such date, an "Interest Payment Date") commencing              ,
                                                        -------------
2002 at the rate of     % per annum until the principal hereof shall have
                    ----
become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date. [IF PURSUANT TO THE PROVISIONS OF THE INDENTURE THE DEBENTURES ARE NO LONGER REPRESENTED BY A GLOBAL DEBENTURE -- which shall be the close
of business on the        day of the month in which such Interest Payment Date
                   ------
occurs.] If and to the extent the Issuer shall default in the payment of the interest due on such Interest Payment Date, interest shall be paid to the person in whose name this Debenture is registered at the close of business on a subsequent record date (which shall not be less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holder of this Debenture not less than 15 days preceding such subsequent Record Date. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Trustee in the Borough of Manhattan, the City of New York maintained for that purpose in any coin or currency of the United States of America that at the time is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account maintained by the Holder. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Debenture will be made at such place and to such account as may be designated by the Property Trustee.

         The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in- fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Debenture shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws thereof.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be executed.

Dated:                                   The Laclede Group, Inc.

[Seal]                                   By:
                                            ---------------------------------
                                         Name:
                                              -------------------------------
                                         Title:
                                               ------------------------------

Attest:

By:
   -------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------

                     (FORM OF CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series of Securities described in the within-mentioned Indenture.

                                         THE BANK OF NEW YORK,
                                         as Trustee

                                         By:
                                            ---------------------------------
                                            Authorized Signatory

                                         Dated:
                                               ------------------------------


                         (FORM OF REVERSE OF DEBENTURE)

         This Debenture is one of a duly authorized series of Securities of the Issuer (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and
pursuant to an Indenture dated as of             , 2002, duly executed and
                                     ------------
delivered between the Issuer and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee"), as supplemented by the First
Supplemental Indenture dated as of             , 2002, between the Issuer and
                                   ------------
the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Debentures. By the terms of the Indenture, the Debentures are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture.

         The Issuer shall have the right to redeem this Debenture at the option of the Issuer, without premium or penalty, in whole or in part at any
time on or after           , 20  , or at any time in certain circumstances
                 ----------    --
upon the occurrence of a Special Event, at a redemption price equal to 100% of the principal amount plus any accrued but unpaid interest, to the date of such redemption. Any redemption pursuant to this paragraph will be made upon not less than 30 days' nor more than 60 days' notice. If the Debentures are only partially redeemed by the Issuer pursuant to an Optional Redemption, the Debentures will be redeemed pro rata.

         In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures and other Indenture securities of each series affected at the time Outstanding and affected (voting as one class), as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that the Company and the Trustee may not, without the consent of the Holder of each Debenture then Outstanding and affected thereby: (a) change the time of payment of the principal (or any installment) of any Debenture, or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest thereon, or impair the right to institute suit for the enforcement of any payment on any Debenture when due or (b) reduce the percentage in principal amount of the Debentures, the consent of whose Holders is required for any such modification or for any waiver provided for in the Indenture. The Indenture also contains provisions providing that prior to the acceleration of the maturity of any Debenture or other securities outstanding under the Indenture, the Holders of a majority in aggregate principal amount of Debentures of and other Securities Outstanding under the Indenture with respect to which a default or an Event of Default shall have occurred and be continuing (voting as one class) may on behalf of the Holders of all such affected Securities (including the Debentures) waive any past default and its consequences, except a default or an Event of Default in respect of a covenant or provision of the Indenture or of any Debenture or other Security which cannot be modified or amended without the consent of the Holder of each Debenture or other Security affected. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

         The Issuer shall have the right at any time during the term of the Debentures and from time to time to extend the interest payment period of such Debentures for up to 20 consecutive quarters (an "Extended Interest Payment Period"), at the end of which period the Issuer shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Issuer may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarters. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Issuer may commence a new Extended Interest Payment Period.

         As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Security Register of the Issuer, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer or the Trustee duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Debenture, the Issuer, the Trustee, any paying agent and the Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Issuer nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Issuer or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         Debentures of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series in authorized denominations, as requested by the Holder surrendering the same.

         All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                           [END OF FORM OF DEBENTURE]

                    ARTICLE IX. ORIGINAL ISSUE OF DEBENTURES

SECTION 9.1 Original Issue of Debentures

         Debentures in the aggregate principal amount of $           may,
                                                          ----------
upon execution of this First Supplemental Indenture, be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Issuer, in accordance with Section 2.4 of the Indenture.

                            ARTICLE X. MISCELLANEOUS

SECTION 10.1 Provisions of Indenture for the Sole Benefit of Parties and
             Holders of Trust Securities

         Notwithstanding Section 13.2 of the Indenture, for so long as any Trust Securities remain outstanding, the Issuer's obligations under the Indenture and this First Supplemental Indenture will also be for the benefit of the holders of the Trust Securities, and the Issuer acknowledges and agrees that such holders will be entitled to enforce certain payment obligations under the Debentures directly against the Issuer to the extent provided in the Declaration.

SECTION 10.2 Ratification of Indenture

         The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 10.3 Trustee Not Responsible for Recitals

         The recitals herein contained are made by the Issuer and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 10.4 Governing Law

         This First Supplemental Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 10.5 Separability

         In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 10.6 Counterparts

         This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.



         (The remainder of this page has intentionally been left blank)

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                         THE LACLEDE GROUP, INC., as Issuer

                                         By:
                                            ---------------------------------
                                         Name:
                                              -------------------------------
                                         Title:
                                               ------------------------------

                                         By:
                                            ---------------------------------
                                         Name:
                                              -------------------------------
                                         Title:
                                               ------------------------------



                                         THE BANK OF NEW YORK, as Trustee

                                         By:
                                            ---------------------------------
                                         Name:
                                              -------------------------------
                                         Title:
                                               ------------------------------